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                                                                     EXHIBIT 11

                    PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)


                                                                                          YEARS ENDED AUGUST 31
                                                                                          ---------------------
                                                                                1997              1996                 1995
                                                                                ----              ----                  ----
COMPUTATION OF PRIMARY LOSS PER SHARE:
  NET LOSS ............................................................     $     (9,921)        $     (3,892)        $     (3,092)
                                                                            ============         ============         ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING .........................................................       13,641,558            8,717,912            6,377,564
WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS .......................................             --                   --                   --
                                                                            ------------         ------------         ------------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS USED FOR COMPUTATION ....................................       13,641,558            8,717,912            6,377,564
                                                                            ============         ============         ============
PRIMARY LOSS PER COMMON SHARE AND COMMON SHARE
  EQUIVALENT ..........................................................     $       (.73)        $       (.45)        $       (.48)
                                                                            ============         ============         ============

COMPUTATION OF FULLY DILUTED LOSS PER SHARE:
  NET LOSS ............................................................     $     (9,921)        $     (3,892)        $     (3,092)
  INTEREST NOT INCURRED UPON ASSUMED CONVERSION OF
     CONVERTIBLE DEBENTURES ...........................................              422                  254                 --
                                                                            ------------         ------------         ------------
  NET LOSS AVAILABLE TO COMMON STOCKHOLDERS USED FOR
     COMPUTATION ......................................................     $     (9,499)        $     (3,638)        $     (3,092)
                                                                            ============         ============         ============
WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
  OUTSTANDING .........................................................       13,641,558            8,717,912            6,377,564
WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF OPTIONS .......................................           12,740               30,586                 --
WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
  ASSUMED CONVERSION OF CONVERTIBLE DEBENTURES ........................        9,609,159            2,790,506                 --
                                                                            ------------         ------------         ------------
WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
  EQUIVALENTS USED FOR COMPUTATION ....................................       23,263,457           11,539,004            6,377,564
                                                                            ============         ============         ============
LOSS PER COMMON SHARE AND COMMON SHARE EQUIVALENT
  ASSUMING FULL DILUTION ..............................................     $       (.41)(a)     $       (.32)(a)     $       (.48)
                                                                            ============         ============         ============

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                  (a) This calculation is submitted in accordance with Item
         601(b)(11) of Regulation S-K although it is not required by APB Opinion No. 15 because it is antidilutive.